UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2020, the Company’s Chief Executive Officer, Benjamin Wolin, each of its Executive Vice Presidents, Mike Ellis, David Hinton, Tim Ludlow, Anthony Providenti and Georgia Wraight, and its Chief Administrative Officer, Dustin Finer, agreed to waive his or her right to receive twenty-five percent (25%) of his or her base salary (the “Forfeited Salary”) for the period commencing on March 29, 2020 through and including June 30, 2020 (the “Waiver Period”). Erin Powers Brennan, Senior Vice President and General Counsel, has also agreed to a salary reduction during the Waiver Period. The Waiver Period for any individual may be extended by mutual agreement between the Executive and the Company. The Company will have no obligation to repay the Forfeited Salary to any Executive.

For the Waiver Period, the base salaries of the applicable Named Executive Officers will be as follows: Mr. Wolin’s base salary will be reduced from $1,000,000 to $750,000, Ms. Wraight’s base salary will be reduced from $550,000 to $412,500, and Mr. Finer’s base salary will be reduced from $480,000 to $360,000.

All other terms and conditions of the Executives’ employment agreements will remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: April 6, 2020	By:	/s/ Benjamin Wolin
Benjamin Wolin
President and Chief Executive Officer